UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  January  27, 2005


                           POMEROY IT SOLUTIONS, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


Delaware                           0-20022                  31-1227808
--------                           -------                  ----------
(State or other jurisdiction       (Commission              (IRS Employer
 of incorporation)                 File Number)             Identification No.)


                     1020 Petersburg Road, Hebron, KY 41048
                     --------------------------------------
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (859) 586-0600
                                                           --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 2 - Financial Information

Item 2.02. Results of Operations and Financial Condition.
---------------------------------------------------------

     On February 9, 2005, Pomeroy IT Solutions, Inc. issued a press release announcing financial results for the fourth quarter and twelve months ended January 5, 2005. A copy of this press release is attached hereto as Exhibit
99.1. Certain information in this press release was discussed by Stephen Pomeroy, Chief Executive Officer and President and Michael Rohrkemper, Chief Financial Officer and Chief Accounting Officer in our fourth quarter conference call that was conducted following the public issuance of the press release.


Section 8 - Other Events

Item 8.01 Other Events
----------------------

     On January 27, 2005, Pomeroy Select Integration Solutions, Inc. ("PSIS"), a wholly-owned subsidiary of Pomeroy IT Solutions, Inc., received notification from the Kentucky Economic Development Finance Authority ("KEDFA") that PSIS was preliminarily designated as an approved company for tax credit incentives under Kentucky's Jobs Development Act program. In addition, and as required by state law, the economic development project induced by these credits was preliminarily approved by KEDFA.

     The proposed project consists of a 70,000 square foot expansion of the Company's facilities in Hebron, Kentucky. As a result of the project, PSIS is expected to create 213 new jobs, 160 of which must be new, full-time Commonwealth of Kentucky jobs in order to receive the contemplated tax incentives. Total approved costs for the project are approximately $3.0 million.

     Kentucky law requires KEDFA to hold at least one public hearing to solicit public comments regarding the approved project following the preliminary approval of the project. Within twelve months after preliminary approval of the project and after the public hearing described above, final resolutions regarding the project will be presented to KEDFA for final approval. Prior to final approval, PSIS and KEDFA must finalize and execute a Service and Technology Agreement containing provisions implementing the tax credit incentives.

     Kentucky law also requires that the local portion of the project tax credit incentives be approved by the Boone County, Kentucky local government. PSIS will need to provide KEDFA with a copy of the official Boone County ordinance approving the local portion of the project tax credit incentives before receiving final approval of the tax credit incentives from KEDFA.

     PSIS is in the process of providing KEDFA with the documentation necessary to receive final approval of the tax credit incentives; however, there are no guarantees that PSIS will receive final approval of the tax credit incentives from KEDFA.

           Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K contains uncertainties and other factors, which constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended. As such, these uncertainties and other factors may cause actual results to be materially different from those projected or anticipated. These uncertainties and other factors are based on information available to PSIS as of the date hereof and PSIS disclaims any intention or obligation to update any such forward-looking statements. Factors related to PSIS receiving final approval from KEDFA to differ materially from current expectations include, but are not limited to, adverse conditions in the financial markets relevant to the proposed project, the ability to attract and retain Commonwealth of Kentucky employees, opposition expressed during the public hearing, and/or the inability to receive local support or the approval of the local portion of the project tax incentives from Boone County, Kentucky.


Section 9 - Financial Statements and Exhibits

Item 9.01 (c) Exhibits
----------------------

99.1 Press Release, dated February 9, 2005, announcing financial results for the fourth quarter and twelve months ended January 5, 2005.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                POMEROY IT SOLUTIONS, INC.
                                --------------------------



Date: February 15, 2005           By:  /s/  Michael E. Rohrkemper
                                  ----------------------------------------------
                                  Michael E. Rohrkemper, Chief Financial Officer
                                  and Chief Accounting Officer


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